Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------


We consent to the use, in the statement on Form 10K of Monster Offers (formerly Tropical PC Acquisition Corporation), of our report dated April 10, 2009 on our audit of the financial statements of Monster Offers (formerly Tropical PC Acquisition Corporation) as of December 31, 2008 and December 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2008 and the period since inception February 23, 2007 through December 31, 2007 and since inception on February 23, 2007 through December 31, 2008, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    April 13, 2009


                  6490 West Desert Inn Rd, Las Vegas, NV 89146
                        (702)253-7499 Fax (702)253-7501

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